UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2016/May 3, 2016

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 3, 2016, the following items were submitted to a vote of the stockholders of the Corporation:

1.	Election of twelve Directors to serve for a term of one year that will expire at the Corporation’s 2017 annual meeting :

	For	Against	Abstain	Non Votes
GIANNELLA ALVAREZ	53,037,100	418,413	74,355	1,786,510
ROBERT E. APPLE	53,057,801	397,701	74,366	1,786,510
LOUIS P. GIGNAC	52,021,290	1,434,324	74,254	1,786,510
DAVID J. ILLINGWORTH	53,060,506	394,911	74,451	1,786,510
BRIAN M. LEVITT	53,059,969	396,554	73,345	1,786,510
DAVID G. MAFFUCCI	53,058,147	397,263	74,458	1,786,510
DOMENIC PILLA	52,580,484	873,411	75,973	1,786,510
ROBERT J. STEACY	52,490,719	965,292	73,857	1,786,510
PAMELA B. STROBEL	52,586,070	869,346	74,452	1,786,510
DENIS TURCOTTE	52,016,665	1,439,246	73,957	1,786,510
JOHN D. WILLIAMS	53,062,152	394,643	73,073	1,786,510
MARY A. WINSTON	53,058,159	397,743	73,966	1,786,510

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain
50,573,424	2,860,835	95,609

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2016 fiscal year.

For	Against	Abstain
54,381,174	926,771	8,433

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Title:	Razvan L. Theodoru
Title:	Vice-President, Corporate Law and Secretary

Date:	May 5, 2016

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